UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2022

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2690

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 12, 2022, Michael Gorzynski, Shelly C. Lombard and Kenneth S. Courtis notified the Board of Directors (the “Board”) of INNOVATE Corp. (the “Company”) that they will not stand for re-election to the Board at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

Each of Mr. Gorzynski, Ms. Lombard and Mr. Courtis also irrevocably tendered his or her resignation as a director of the Board and any of the Company’s subsidiaries, including any applicable committee or subcommittee of the Board or any subsidiary, in each case. Ms. Lombard and Mr. Courtis each served on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Their resignations will be effective as of 12:01 a.m., Eastern Time on June 17, 2022 and did not result from any disagreements with management or the Board. The Company expects to proceed with the Annual Meeting as scheduled on Thursday, June 16, 2022, at 11:00 a.m., Eastern Time.

A copy of the Company’s press release regarding the resignations of Mr. Gorzynski, Ms. Lombard and Mr. Courtis from the Company’s Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Item No.	Description
99.1	Press Release dated June 13, 2022, titled "INNOVATE Corp. Announces Directors Michael Gorzynski, Shelly Lombard and Kenneth Courtis Will Not Stand for Re-election"
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer